                                                                     EXHIBIT 12


                       STATEMENT OF COMPUTATION OF RATIOS


Earnings To Fixed Charges


                                             2001               2000               1999               1998               1997
                                          -----------        -----------        -----------        -----------        -----------

Earnings:
Income before income taxes                $   827,470        $   711,397        $   658,716        $   547,809        $   477,851
Plus:
   Fixed Charges                            1,657,293          2,022,278          1,553,080          1,398,114          1,199,730
Less:
   Capitalized interest                          (156)              (637)            (1,371)              (919)            (1,732)
                                          -----------        -----------        -----------        -----------        -----------
Earnings, including interest on             2,484,607          2,733,038          2,210,425          1,675,849          1,675,849
  deposits

Less:
   Interest on deposits                    (1,077,171)        (1,292,565)          (962,504)          (897,903)          (745,122)
                                          -----------        -----------        -----------        -----------        -----------
Earnings, excluding interest on
  deposits                                $ 1,407,436        $ 1,440,473        $ 1,247,921        $ 1,047,101        $   930,727
                                          ===========        ===========        ===========        ===========        ===========


Fixed Charges:
   Interest Expense                       $ 1,642,658        $ 2,008,351        $ 1,539,538        $ 1,386,256        $ 1,186,079
   Capitalized interest                           156                637              1,371                919              1,732
   Amortization of debt expense                   835                630                461                681                602
   Interest portion of rent expense            13,644             12,661             11,710             10,258             11,317
                                          -----------        -----------        -----------        -----------        -----------

    Total Fixed Charges                   $ 1,657,293        $ 2,022,278        $ 1,553,080        $ 1,398,114        $ 1,199,730

Less:
   Interest on deposits                    (1,077,171)        (1,292,565)          (962,504)          (897,903)          (745,122)
                                          -----------        -----------        -----------        -----------        -----------
    Total Fixed Charges excluding
       interest on deposits               $   580,122        $   729,713        $   590,576        $   500,211        $   454,608
                                          ===========        ===========        ===========        ===========        ===========


Earnings to Fixed Charges:

   Including interest on deposits                1.50x              1.35x              1.42x              1.39x              1.40x

   Excluding interest on deposits                2.43               1.97               2.11               2.09               2.05
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